EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in this Registration Statement of Commonwealth Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan on Form S-3D of our report dated January 15, 1999, appearing in the Annual Report on Form 10-KSB for Commonwealth Bankshares, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/  Poti, Walton & Associates, PC



Richmond, Virginia
May 24, 1999